Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of ESSA Bancorp, Inc. of our report dated December 11, 2008, relating to our audit of the consolidated financial statements included in the Annual Report on Form 10-K of ESSA Bancorp, Inc. as of and for the year ended September 30, 2008.

/s/ S.R. Snodgrass, A.C.

Wexford, Pennsylvania

February 25, 2009